CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #749 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated September 25, 2018 on the financial statements and financial highlights of the Akre Focus Fund, a series of Professionally Managed Portfolios.  Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 16, 2018